UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2004

TRIZEC PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	001-16765 (Commission File No.)	33-0387846 (IRS Employer Identification No.)

233 South Wacker Drive, 46th Floor, Chicago IL (Address of Principal Executive Offices)	60606 (Zip Code)

(312) 798-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1 PRESS RELEASE DATED FEBRUARY 12, 2004
EX-99.2 SUPPLEMENTAL OPERATING AND FINANCIAL DATA

EXPLANATORY NOTE

     This amendment to Form 8-K is being furnished for the purpose of correcting an error in Exhibits 99.1 and 99.2 of the original Form 8-K furnished to the Securities and Exchange Commission on February 12, 2004. As described in the original Form 8-K, effective as of the fourth quarter of 2003, Trizec Properties, Inc. (the “Company”) adopted the NAREIT calculation of funds from operations (“FFO”) available to common stockholders. In the original Form 8-K, the Company revised its current and historical calculation of FFO in accordance with the NAREIT calculation. In the process of revising the historical calculation for the three and twelve months ended December 31, 2002, a provision for loss on real estate was excluded in our calculation of FFO (in accordance with NAREIT) that should have been included in our calculation of FFO (in accordance with NAREIT), resulting in an overstatement of the revised presentation of the 2002 NAREIT definition of FFO of approximately $9.8 million. The overstatement, as well as the correction of Exhibits 99.1 and 99.2, has no impact on the Company’s reported FFO for 2003. The corrected Exhibits 99.1 and 99.2 included with this amendment reflect the corrected calculation of FFO for those periods and amend and restate in their entirety Exhibits 99.1 and 99.2, respectively, furnished with the original Form 8-K. No other changes are being made in the original Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     The following exhibits are furnished with this report.

Exhibit No.	Description
99.1	Corrected Earnings Press Release dated as of February 12, 2004.

99.2	Corrected Supplemental Operating and Financial Data for the quarter ended December 31, 2003.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIZEC PROPERTIES, INC. (Registrant)
Date: March 10, 2004	/s/ Timothy H. Callahan Timothy H. Callahan President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Corrected Earnings Press Release dated as of February 12, 2004.

99.2	Corrected Supplemental Operating and Financial Data for the quarter ended December 31, 2003.

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